UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2010

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On March 4, 2010, Valmont Industries, Inc., a Delaware corporation (“Valmont”) and Valmont Group Pty Ltd (“Valmont Sub”), a wholly-owned subsidiary of Valmont, announced by press release and reported on Form 8-K filed on March 4, 2010 that Valmont Sub would be commencing a recommended cash offer (the “Offer”) of 185 pence per share (the “Offer Price”) for all of the issued and to be issued ordinary share capital (the “Delta Shares”) of Delta plc (“Delta”), a public limited company incorporated in Great Britain and listed on the London Stock Exchange.  The Recommended Cash Offer and Form of Acceptance and Authority for the offer were mailed to the holders of the Delta Shares on March 10, 2010 as reported on Form 8-K filed March 10, 2010.  As reported on Form 8-K filed on April 1, 2010, in an Announcement of Second Dividend and Final Offer issued on April 1, 2010, Valmont announced that the Offer Price of 185 pence for each Delta Share is final and will not be increased, except that Valmont reserves the right to increase the Offer if there is a subsequent announcement of a competing offer. As reported on Form 8-K filed on April 28, 2010, in an Announcement issued on April 28, 2010, Valmont announced that all of the conditions to the Offer have been satisfied or waived, and declared the Offer wholly unconditional.  As reported on Form 8-K filed on April 29, 2010, in an Announcement issued on April 29, 2010, Valmont announced that it had received valid acceptances carrying at least 75 percent of the voting rights attaching to the issued ordinary share capital of Delta and Delta confirmed in the Announcement that the 20 business days’ notice period for the cancellation of listing of Delta Shares on the UK Listing Authority’s Official List and the cancellation of admission to trading of Delta Shares on the London Stock Exchange’s main market for listed securities had commenced.

In an Announcement issued on May 10, 2010, Valmont announced that it had received valid acceptances of the Offer representing approximately 90.04% of the existing issued ordinary share capital of Delta.  As a result of receiving acceptances in respect of more than 90 percent of the Delta Shares, Valmont will shortly implement the procedures set out in sections 979 to 991 (inclusive) of the Companies Act 2006 to acquire compulsorily the remaining Delta Shares on the same terms as the Offer.

The Offer will remain open for acceptance until further notice.  At least 14 days’ notice will be given prior to the closing of the Offer to holders of Delta Shares who have not accepted the Offer.

In accordance with Rule 19.11 of the City Code on Takeovers and Mergers, a copy of the Announcement will be available free of charge, subject to certain restrictions relating to persons resident in restricted jurisdictions, for inspection on the following websites by no later than May 11, 2010:  www.valmont.com and www.deltaplc.com.  None of the information contained in or linked to Valmont or Delta’s websites shall be deemed to be incorporated by reference or otherwise form a part of this Current Report.

Valmont is furnishing the Announcement as Exhibit 2.1 hereto, which is incorporated herein by reference.  The information contained in this Current Report, including Exhibit 2.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

2.1                                 Announcement

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances.  As you read and consider this Current Report on Form 8-K, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions.  Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements.  These factors include among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments.  Valmont cautions that any forward-looking statement included in this Current Report on Form 8-K is made as of the date of this Current Report on Form 8-K and Valmont does not undertake to update any forward-looking statement.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: May 10, 2010

	By:	/s/ Terry J. McClain
		Name:	Terry J. McClain
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Announcement